Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (Nos. 333-279283 and 333-255937) on Form S-3 and registration statement (Nos. 333-138830, 333142583, 333-164545, 333-229444, and 333-284467) on Form S-8 of our report dated November 10, 2026, with respect to the consolidated financial statements of Sally Beauty Holdings, Inc. and subsidiaries and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Dallas, Texas
November 10, 2026